UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 14, 2023
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Mastercard Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A common stock	MA	New York Stock Exchange
2.1% Notes due 2027	MA27	New York Stock Exchange
1.0% Notes due 2029	MA29A	New York Stock Exchange
2.5% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
As part of its review of the presentation of certain financial information, Mastercard Incorporated (the “Company”) announces that it has modified its presentation of the Company’s disaggregated revenue categories included within (i) Note 3 - Revenue to the Company’s financial statements and (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company's updated disaggregated presentation of net revenue from contracts with customers includes the following two categories: (i) payment network and (ii) value-added services and solutions.

The historical presentation in the Company’s U.S. Securities and Exchange Commission (the “SEC") filings will be modified prospectively to conform to the new presentation, beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Payment network - Mastercard’s payment network involves four participants in addition to the Company: account holders (a person or entity who holds a card or uses another device enabled for payment), issuers (the account holders’ financial institutions), merchants and acquirers (the merchants’ financial institutions). Revenue from the Company’s payment network is primarily generated by charging fees to customers (issuers, acquirers and other market participants) for providing switching and other network-related services, as well as by charging fees to customers based primarily on the gross dollar volume of activity (or GDV, which includes both domestic and cross-border volume) on the cards that carry the Company’s brands. As a payments network service provider, the Company provides its customers with continuous access to its global payments network and stands ready to provide transaction processing over the contractual term. Consideration is variable and is recognized as revenue in the period in which volumes and transactions occur.

Value-added services and solutions - The Company generates revenues from value-added services and solutions through either fixed or transaction-based fees. These services and solutions can be integrated and sold with the Company’s payment network services or can be sold on a stand-alone basis. These services and solutions primarily include cyber and intelligence, data and services, processing and gateway, ACH batch and real-time account-based payments and solutions, open banking and digital identity. Revenue from these value-added services and solutions is recognized in the period in which the related services and solutions are performed or transactions occur.

The historical presentation of disaggregation by source (domestic assessments, cross border volume fees, transaction processing, other revenues and rebates and incentives) has been moved to payment network and value-added services and solutions, based on the nature of the revenue. These modifications will have no impact on total net revenue presented in historical and future financial statements.

In addition to the categories of net revenue, the Company will provide key metrics related to the payment network to present domestic assessments, cross-border assessments, transaction processing assessments and other network assessments. Assessments represent agreed upon standard pricing provided to the Company's customers based on the various forms of payment-related activity. Assessments are used internally by management to monitor operating performance as it allows for comparability and provides visibility into cardholder trends. Assessments do not represent our net revenue.

The following information has been provided within Exhibit 99.1 for the years ended December 31, 2020, 2021 and 2022 and the three month periods ended March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022:
•the new disaggregated net revenue by category and key metrics related to the payment network.
•a reconciliation of the historical presentation to the new disaggregated net revenue by category and key metrics related to the payment network.

Additionally, growth and growth rates, including currency-neutral, have been provided for the years ended December 31, 2021 and 2022 and the three month periods ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022.

This exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Mastercard Incorporated New Net Revenue Disaggregation and Key Metrics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	February 14, 2023	By:	/s/ Craig Brown
Craig Brown
Assistant Corporate Secretary

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